CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Amended Quarterly Report on Form 10-QSB of American Business Holdings, Inc. for the quarter ended June 30, 2007, I, Syed Irfan Husain, Chief Executive Officer and Chief Financial Officer of American Business Holdings, Inc. Inc. hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Quarterly Report on Form 10-QSB for the period ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in such Quarterly Report on Form 10-QSB for the period ended June 30, 2007, fairly presents, in all material respects, the financial condition and results of operations of American Business Holdings, Inc.

Dated: August 27, 2007

AMERICAN BUSINESS HOLDINGS, INC.

By: /s/ Syed Irfan Husain
Chief Executive Officer and
Chief Financial Officer